Exhibit 99.1

For Immediate Release

ITC HOLDINGS REPORTS INCREASED FIRST QUARTER

2012 RESULTS

Highlights

•	First quarter 2012 operating earnings of $0.93 per diluted common share; first quarter 2012 reported earnings of $0.88 per diluted common share

•	Capital investments of $203.0 million for the three months ended March 31, 2012

•	Reaffirmed 2012 operating earnings guidance of $3.90 to $4.05 per diluted share and capital expenditure guidance of $730 to $830 million

	Three months ended March 31,
(in thousands, except per share data)	2012	2011
OPERATING REVENUES	$196,713	$179,386

REPORTED NET INCOME	46,051	42,002

OPERATING EARNINGS	48,580	42,002

DILUTED EPS	$0.88	$0.81

OPERATING DILUTED EPS	$0.93	$0.81

NOVI, Mich., April 24, 2012—ITC Holdings Corp. (NYSE: ITC) today announced its first quarter results for the period ended March 31, 2012. Reported net income for the quarter, measured in accordance with Generally Accepted Accounting Principles (GAAP), was $46.1 million, or $0.88 per diluted common share, compared to $42.0 million, or $0.81 per diluted common share for the first quarter of 2011.

Operating earnings for the quarter were $48.6 million, or $0.93 per diluted common share, compared to operating earnings of $42.0 million, or $0.81 per diluted common share for the first quarter of 2011. Operating earnings are non-GAAP measures that exclude the impact of after-tax expenses of approximately $2.5 million, or $0.05 per share, associated with the previously announced transaction with Entergy Corporation (Entergy).

For the three months ended March 31, 2012, ITC invested $203.0 million in capital projects at its operating companies, including $41.1 million, $39.8 million, $92.4 million and $29.7 million at ITCTransmission, METC, ITC Midwest and ITC Great Plains, respectively.

“Overall, we are quite pleased with our start to 2012,” said Joseph L. Welch, chairman, president and CEO of ITC. “During the first quarter, we experienced strong operational and financial performance, while making solid headway against our annual capital investment plans, which represent the largest in our history. In addition, we also made good progress with the implementation of our Entergy transaction, including initiating our integration activities and preparing to effectively execute the regulatory approval process.”

Operating earnings for the first quarter of 2012 increased $6.6 million, or $0.12 per diluted common share, compared to the same period in 2011. This increase was largely attributable to higher income associated with increased rate base and AFUDC at all of our operating companies, partially offset by 1) lower revenues associated with the amortization of the ITCTransmission rate freeze revenue deferral which expired in May 2011 and 2) lower general and administrative expenses in the first quarter of 2011 due to the recognition of a regulatory asset associated with the Kansas V-Plan Project, which did not reoccur in the first quarter of 2012.

EPS and Capital Expenditure Guidance

For 2012, ITC is reaffirming its full year operating earnings guidance of $3.90 to $4.05 per share, excluding expenses associated with implementing the transaction with Entergy. Capital investment guidance for 2012 is also being maintained at $730 to $830 million, which includes $185 to $210 million, $155 to $180 million, $295 to $325 million and $95 to $115 million for ITCTransmission, METC, ITC Midwest and ITC Great Plains, respectively.

First Quarter 2012 Financial Results Detail

ITC’s operating revenues for the first quarter increased to $196.7 million from $179.4 million for the same period last year. This increase was primarily due to higher network revenues attributable to higher rate base at our regulated operating subsidiaries and higher recoverable expenses associated with operating expenses. In addition, the increase resulted from higher regional cost sharing revenues due primarily to additional capital projects that have been identified by the Midwest ISO as eligible for regional cost sharing and these projects being placed-in-service. Partially offsetting these increases was the impact of the elimination of the amortization of the ITCTransmission rate freeze revenue deferral in 2011.

Operation and maintenance expenses of $28.7 million were $2.4 million higher during the first quarter of 2012 compared to the same period in 2011. This increase was primarily due to increased vegetation management requirements and increased NERC compliance activities associated with surveying transmission overhead lines.

General and administrative expenses of $19.1 million, which excludes $3.9 million of pre-tax expenses related to the Entergy transaction, were $2.6 million higher compared to the same period in 2011. This increase was primarily due to the recognition of the Kansas V-Plan Project regulatory asset, which reduced expenses in 2011 and did not reoccur in 2012, and higher general business expenses primarily related to increased information technology support.

Depreciation and amortization expenses of $25.0 million increased by $1.9 million during the first quarter of 2012 compared to the same period in 2011. This increase was primarily due to a higher depreciable asset base resulting from property, plant and equipment additions.

Taxes other than income taxes of $14.3 million were $0.7 million higher for the first quarter of 2012 compared to the same period in 2011. This increase was due to 2011 capital additions at our regulated operating subsidiaries, which are included in the tax base for 2012 personal property taxes.

Interest expense of $37.9 million for the first quarter of 2012 increased $1.6 million compared to the same period in 2011 due primarily to higher borrowing levels to finance capital expenditures.

The effective income tax rate for the first quarter of 2012 was 36.9 percent, excluding a reduction to income taxes of approximately $1.3 million associated with the Entergy transaction expenses, compared to 37.1 percent for the same period last year.

First Quarter Conference Call

ITC will conduct a conference call to discuss the first quarter results on Wednesday, April 25, 2012 at 11 a.m. Eastern time. Joseph L. Welch, chairman, president and CEO, will provide a business overview, and Cameron M. Bready, executive vice president and CFO, will discuss the financial results. Individuals wishing to participate in the conference call may dial toll-free (877) 644-1296 (domestic) or (914) 495-8555 (international); there is no passcode. A listen-only live webcast of the conference call, including accompanying slides and the Earnings Release, will be available on the investor information page. The conference call replay, available through Monday, April 30, 2012, can be accessed by dialing (855) 859-2056 (toll free) or (404) 537-3406, passcode 69082300. The webcast will also be archived on the ITC website.

Other Available Information

More detail about the 2012 first quarter results may be found in ITC’s Form 10-Q filing. Once filed with the Securities and Exchange Commission, an electronic copy of our 10-Q can be found at our website, http://investor.itc-holdings.com. Written copies can also be made available by contacting us either through our website or the phone numbers below.

About ITC Holdings Corp.

ITC Holdings Corp. (NYSE: ITC) is the nation’s largest independent electric transmission company. Based in Novi, Michigan, ITC invests in the electric transmission grid to improve reliability, expand access to markets, lower the overall cost of delivered energy and allow new generating resources to interconnect to its transmission systems. ITC’s regulated operating subsidiaries include ITCTransmission, Michigan Electric Transmission Company, ITC Midwest and ITC Great Plains. Through these subsidiaries, ITC owns and operates high-voltage transmission facilities in Michigan, Iowa, Minnesota, Illinois, Missouri and Kansas, serving a combined peak load exceeding 26,000 megawatts along 15,000 circuit miles of transmission line. Through ITC Grid Development and its subsidiaries, the company also focuses on expansion in areas where significant transmission system improvements are needed. For more information, please visit ITC’s website. (itc-ITC)

GAAP v. Non-GAAP Measures

ITC’s reported earnings are prepared in accordance with GAAP and represent earnings as reported to the Securities and Exchange Commission. ITC’s management believes the company’s operating earnings, or GAAP earnings adjusted for specific items as described in the release, provide a more meaningful representation of the company’s fundamental earnings power. However, such measures should not be considered in isolation or as substitutes for results prepared in accordance with GAAP.

Safe Harbor Statement

This press release contains certain statements that describe our management’s beliefs concerning future business conditions, plans and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “will,” “may,” “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among others, the risks and uncertainties disclosed in our annual report on Form 10-K and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission from time to time.

Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this release and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise.

Investor/Analyst contact: Gretchen Holloway, 248-946-3595; gholloway@itctransco.com

Media contact: Robert Doetsch, 248-946-3493; rdoetsch@itctransco.com

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended
	March 31,
(in thousands, except per share data)	2012	2011
OPERATING REVENUES	$196,713	$179,386
OPERATING EXPENSES
Operation and maintenance	28,712	26,284
General and administrative	23,009	16,580
Depreciation and amortization	25,011	23,088
Taxes other than income taxes	14,280	13,608
Other operating (income) and expense — net	(193)	(149)

Total operating expenses	90,819	79,411

OPERATING INCOME	105,894	99,975
OTHER EXPENSES (INCOME)
Interest expense	37,910	36,277
Allowance for equity funds used during construction	(5,624)	(3,510)
Other income	(306)	(275)
Other expense	831	722

Total other expenses (income)	32,811	33,214

INCOME BEFORE INCOME TAXES	73,083	66,761
INCOME TAX PROVISION	27,032	24,759

NET INCOME	$46,051	$42,002

Basic earnings per common share	$0.90	$0.83
Reported diluted earnings per common share	$0.88	$0.81
Operating diluted earnings per common share	$0.93	$0.81
Dividends declared per common share	$0.353	$0.335

RECONCILIATION OF REPORTED NET INCOME (GAAP) TO OPERATING EARNINGS (NON-GAAP MEASURE)—UNAUDITED

	Three months ended
	March 31,
	2012	2011
Reported net income	$46,051	$42,002
Pre-tax Entergy transaction related expenses	3,863	N/A
Income taxes on adjustments	(1,334)	N/A

Operating earnings	$48,580	$42,002

RECONCILIATION OF REPORTED DILUTED EPS (GAAP) TO OPERATING DILUTED EPS (NON-GAAP MEASURE)—UNAUDITED

	Three months ended
	March 31,
	2012	2011
Reported diluted EPS	$0.88	$0.81
Pre-tax Entergy transaction related expenses	0.08	N/A
Income taxes on adjustments	(0.03)	N/A

Operating diluted EPS	$0.93	$0.81

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

	March 31,	December 31,
(in thousands, except share data)	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$23,052	$58,344
Accounts receivable	75,412	76,895
Inventory	33,084	34,855
Deferred income taxes	21,226	20,636
Regulatory assets – revenue accruals, including accrued interest	6,399	6,639
Other	8,580	4,159

Total current assets	167,753	201,528

Property, plant and equipment (net of accumulated depreciation and amortization of $1,211,584 and $1,193,164, respectively)	3,593,493	3,415,823
Other assets
Goodwill	950,163	950,163
Intangible assets (net of accumulated amortization of $16,051 and $15,276, respectively)	46,110	46,885
Regulatory assets – revenue accruals, including accrued interest	17,509	5,637
Other regulatory assets	167,969	161,987
Deferred financing fees (net of accumulated amortization of $15,486 and $14,594, respectively)	20,738	20,989
Other	19,914	20,354

Total other assets	1,222,403	1,206,015

TOTAL ASSETS	$4,983,649	$4,823,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$110,579	$136,934
Accrued payroll	8,663	18,013
Accrued interest	24,194	43,642
Accrued taxes	18,042	25,627
Regulatory liabilities – revenue deferrals, including accrued interest	47,947	46,579
Refundable deposits from generators for transmission network upgrades	50,601	38,805
Revolving credit agreement maturing within one year	24,500	—
Other	2,227	5,867

Total current liabilities	286,753	315,467

Accrued pension and postretirement liabilities	47,133	44,923
Deferred income taxes	401,444	373,268
Regulatory liabilities – revenue deferrals, including accrued interest	44,402	50,917
Regulatory liabilities – accrued asset removal costs	81,535	83,934
Refundable deposits from generators for transmission network upgrades	2,296	14,570
Other	32,275	36,373
Long-term debt	2,794,388	2,645,022

STOCKHOLDERS’ EQUITY
Common stock, without par value, 100,000,000 shares authorized, 51,362,536 and 51,323,368 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	947,198	943,444
Retained earnings	358,766	330,816
Accumulated other comprehensive loss	(12,541)	(15,368)

Total stockholders’ equity	1,293,423	1,258,892

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,983,649	$4,823,366

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$46,051	$42,002
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	25,011	23,088
Recognition, refund and collection of revenue accruals and deferrals – including accrued interest	(16,779)	(4,735)
Deferred income tax expense	16,191	16,796
Allowance for equity funds used during construction	(5,624)	(3,510)
Other	2,974	2,950
Changes in assets and liabilities, exclusive of changes shown separately:
Accounts receivable	1,232	12,612
Inventory	1,771	1,591
Other current assets	(4,421)	(1,325)
Accounts payable	(4,840)	(3,280)
Accrued payroll	(6,726)	(8,024)
Accrued interest	(19,448)	(19,937)
Accrued taxes	(6,505)	1,202
Other current liabilities	(3,641)	(3,418)
Other non-current assets and liabilities, net	4,429	1,504

Net cash provided by operating activities	29,675	57,516

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(224,079)	(118,491)
Other	(50)	4

Net cash used in investing activities	(224,129)	(118,487)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of long-term debt	100,000	—
Borrowings under revolving credit agreements	342,250	196,300
Repayments of revolving credit agreements	(268,500)	(155,200)
Issuance of common stock	1,050	8,995
Dividends on common stock	(18,101)	(17,007)
Refundable deposits from generators for transmission network upgrades	9,636	3,113
Repayment of refundable deposits from generators for transmission network upgrades	(5,661)	(4,876)
Other	(1,512)	(2,082)

Net cash provided by financing activities	159,162	29,243

NET DECREASE IN CASH AND CASH EQUIVALENTS	(35,292)	(31,728)

CASH AND CASH EQUIVALENTS — Beginning of period	58,344	95,109

CASH AND CASH EQUIVALENTS — End of period	$23,052	$63,381